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                                                                 EXHIBIT e(1)(b)

                                AMENDMENT NO. 1
                                       TO
                           FIRST AMENDED AND RESTATED
                         MASTER DISTRIBUTION AGREEMENT
                                    BETWEEN
                            TAX-FREE INVESTMENTS CO.
                                      AND
                            FUND MANAGEMENT COMPANY

     The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated July 1, 2000, by and between TAX-FREE INVESTMENTS CO., a Maryland corporation and FUND MANAGEMENT COMPANY, a Texas corporation, is hereby amended as follows:

     Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:
                                 APPENDIX A TO
                           FIRST AMENDED AND RESTATED
                        MASTER DISTRIBUTION AGREEMENT OF
                            TAX-FREE INVESTMENTS CO.

Cash Reserve Portfolio
----------------------
 .  Cash Management Class
 .  Institutional Class
 .  Personal Investment Class
 .  Private Investment Class
 .  Reserve Class
 .  Resource Class
 .  Sweep Class

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: March 2, 2001.

                                    TAX-FREE INVESTMENTS CO.

       /s/ RENEE A. FRIEDLI           /s/ ROBERT H. GRAHAM
Attest:________________________    By:_____________________________
Name:                                 Name:  Robert H. Graham
Title:                                Title:  President

(SEAL)


                                    FUND MANAGEMENT COMPANY

       /s/ LISA A. MOSS               /s/ J. ABBOTT SPRAGUE
Attest:________________________    By:_____________________________
Name:                                 Name:  J. Abbott Sprague
Title:                                Title:  President